                                                                      EXHIBIT 11

                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                                MARCH 31,
                                                     ----------------------------

                                                         2001            2000
                                                         ----            ----

Net income (loss)                                     $(1,621,422)     $7,406,628
                                                     ============      ==========
Weighted average common shares
  outstanding                                           9,005,227       9,066,270

Add - common stock equivalents
  from in the money options                                   N/A           9,037
                                                              ---           -----
Dilutive weighted average common
 shares outstanding                                     9,005,227       9,075,307
                                                        =========       =========

Earnings (loss) per common share - basic                   $(0.18)         $0. 82
                                                          =======          ======

Earnings per common share - diluted                           N/A          $0. 82
                                                              ===          ======

Antidilutive options                                      250,000         200,000
                                                          =======         =======

Average closing price of the
 Company's common stock (ATL)                              $10.69           $8.97
                                                           ======           =====


o Diluted earnings per share is not presented for the three months ended March 31, 2001 because the effect of exercising outstanding options would be antidilutive.


            See Notes to Condensed Consolidated Financial Statements


                                       16